CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated March 21, 2003, relating to the financial statements and financial highlights which appears in the January 31, 2003 Annual Report to Shareholders of Jacobs & Company Mutual Fund, a series of Advisors Series Trust, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Service Providers" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP
New York, New York
May 28, 2003